SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


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                            FORM 8-K

                         CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF

               THE SECURITIES EXCHANGE ACT OF 1934


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Date of Report (Date of Earliest Event Reported): November 18, 1997


                     ETS INTERNATIONAL, INC.
     (Exact name of Registrant as specified in its charter)


         Virginia          00019678        54-1414643
       (State or other    (Commission    (IRS Employer
       jurisdiction of    File Number)   Identification No.)
       incorporation)


          1401 Municipal Road, NW
          Roanoke, Virginia                     24012
     (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (540) 265-0004


                         Not Applicable
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  (Former name or former address, if changed since last report)
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   Item 5.   Other Events
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   ETS International, Inc. (ASE: ETS.EC) today announced that it has received an "expression of interest" from a construction based firm headquartered in the southwestern United States to merge with ETSI after the spin-off of ETS, Inc., a wholly owned subsidiary.

   If completed, the merger will result in the shareholders of the proposing firm, a private construction company with revenues approximately twice that of the ETSI infrastructure/construction group, having a seventy-five percent ownership in ETSI.

   There can be no assurance that this transaction can be consummated in view of the fact that it is contingent upon the following events happening:

   A.   Normal due diligence by both companies.
   B.   The spin-off of ETS, Inc.
   C. Execution of a definitive agreement with customary representations and warranties.
   D.   Execution of a formal letter of intent by December 16, 1997.
   E. Receipt of an indication of interest from an underwriter to undertake a secondary offering of stock of the combined entities.
   F.   Appropriate board and shareholder approval of the merger.
   G.   Obtaining all necessary third party consents and approvals.
   H.   Transfer of existing contracts.

   If and when definitive terms are agreed to, the Company will publicly disclose these details as soon as possible thereafter.

   ETS International, Inc. is a technology based company providing environmental and construction products and services. The Company specializes in toxic emission measurement and control, as well as infrastructure design and construction.

                           SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ETS INTERNATIONAL, INC.



                              By s/John D. McKenna
                                 -------------------------------
                                  John D. McKenna
                                  President

Date: November 19, 1997
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